                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        DATA RESEARCH ASSOCIATES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                         DATA RESEARCH ASSOCIATES, INC.




                                January 2, 1998



Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Data Research Associates, Inc. to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, on Wednesday, February 11, 1998, at 4:00 p.m. CST.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your vote.

         We look forward to seeing you at the Annual Meeting.


                                           Michael J. Mellinger
                                           ---------------------
                                           Michael J. Mellinger
                                           President and Chief Executive Officer

                         DATA RESEARCH ASSOCIATES, INC.
                             1276 North Warson Road
                           St. Louis, Missouri 63132

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                             St. Louis, Missouri
                                                                 January 2, 1998

         The Annual Meeting of Shareholders of Data Research Associates, Inc., will be held on Wednesday, February 11, 1998, at 4:00 p.m. CST at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, for the purposes of:

         1.      Electing two Class A directors, to serve for three years;


         2. Transacting such other business as may properly come before the meeting.

         Shareholders of record at the close of business on December 18, 1997, will be entitled to vote at said meeting. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be open at the principal office of Data Research Associates, Inc. at 1276 North Warson Road, St. Louis, Missouri 63132, during usual business hours, to the examination of any shareholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof.

         A copy of the Annual Report for fiscal 1997 accompanies this notice.

                                              By Order of the Board of Directors

                                                              POLLY C. MELLINGER
                                                                     Secretary

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                         DATA RESEARCH ASSOCIATES, INC.
                             1276 North Warson Road
                           St. Louis, Missouri 63132



                                PROXY STATEMENT


                            SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of Data Research Associates, Inc. (the "Company"), for use at the Annual Meeting of the Company's shareholders to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Wednesday, February 11, 1998, at 4:00 p.m. CST and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. The first mailing of proxies to shareholders will occur on or about January 2, 1998.

                             REVOCABILITY OF PROXY

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy.

                                  RECORD DATE

         Shareholders of record at the close of business on December 18, 1997, will be entitled to vote at the Annual Meeting.

                         ACTION TO BE TAKEN UNDER PROXY

         Unless otherwise directed by the giver of the proxy, the person named in the enclosed form of proxy, to-wit, Michael J. Mellinger, will vote:

         (1) FOR the election of Michael J. Mellinger and F. Gilbert Bickel III named herein as nominees for Class A directors of the Company to hold office until the annual meeting of the Company's shareholders in 2001 and until their successors have been duly elected and qualified;

         (2) according to Mr. Mellinger's judgment on the transaction of such other business as may properly come before the meeting or any adjournments thereof.

         Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the person named in the proxy will vote for the election of such other person in his or her stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.

                        VOTING SECURITIES, VOTING RIGHTS
                         AND PRINCIPAL SECURITY HOLDERS

         On December 18, 1997, there were 5,542,670 shares of Common Stock, of the par value of $.01 per share ("Common Stock"), outstanding, which constitute all of the outstanding shares of the Company. Each share is entitled to one vote on all matters to come before the Annual Meeting, including the election of directors.

         A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on the subject matter is required to elect each director and to act on any other matter properly brought before the Annual Meeting. Shares represented by proxies that are marked "withhold authority" with respect to the election of any person to serve on the Board of Directors are deemed to be represented at the meeting as to such matter and will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to whom such direction applies. With regard to any other matters, abstentions (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters. Shares held in "street name" by brokers but not voted by such brokers, for any reason, on a particular matter (so-called "broker non-votes") will not be deemed present or represented at the Annual Meeting for purpose of such matter and, therefore, will have no effect even if such shares have been properly voted by such broker, in person or by proxy, on one or more other matters brought before the Annual Meeting.

         As of December 18, 1997, the following persons were known to the Company who may, individually or as a group, be deemed to be the beneficial owners, respectively, of more than 5% of the Common Stock, each of which persons has sole voting and investment power over such Common Stock, except as set forth in the footnotes hereto:

                                                    AMOUNT AND NATURE                           PERCENT
NAME AND ADDRESS                                   OF BENEFICIAL OWNERSHIP                      OF CLASS
----------------                                   -----------------------                      --------
Michael J. Mellinger,                                      1,865,647(1)                         33.7%
Chairman of the
Board, President and
Chief Executive Officer
of the Company
1276 North Warson Road
St. Louis, Missouri 63132

F. Gilbert Bickel III,                                       794,450(2)                         14.3%
a Director
607 S. Lindbergh Blvd.
St. Louis, Missouri 63131

Schwartz Investment Counsel, Inc.                            447,500(3)                          8.1%
3707 West Maple Road
Bloomfield Hills, Michigan 48301

Fidelity Management & Research                               319,500(3)                          5.8%
One Federal Street
Boston, Massachusetts 02109

-------------------------

(1) Includes 36,150 shares held by Polly C. Mellinger, wife of Mr. Mellinger, as to which shares Mr. Mellinger disclaims beneficial ownership, and currently exercisable options to acquire 9,000 shares of Common Stock.

(2) Includes 75,000 shares held by Martha Bickel, wife of Mr. Bickel, as to which shares Mr. Bickel disclaims beneficial ownership, and currently exercisable options to acquire 9,000 shares of Common Stock.

(3)      Information derived from Nasdaq Online.

                        SECURITY OWNERSHIP OF MANAGEMENT

         On December 18, 1997, the following represented beneficial ownership of Common Stock by the nominees for election as Class A directors, each of the other current directors of the Company, each of the executive officers named in the Summary Compensation Table (see "Executive Compensation" below) and all current directors and executive officers of the Company as a group (each director and officer having sole voting and investment power over the shares listed opposite his or her name except as set forth in the footnotes hereto):

                                                        AMOUNT AND NATURE                      PERCENT
NAME OF BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP                  OF CLASS
------------------------                             -----------------------                  --------
F. Gilbert Bickel III                                        794,450(1)                         14.3%

Carole Cotton                                                 15,300(2)                            *

Donald P. Gallop                                              18,404(3)                            *

Michael J. Mellinger                                       1,865,647(4)                         33.7%

Howard L. Wood                                                18,404(2)                            *

Katharine W. Biggs                                            16,632(5)                            *

Joseph M. Bonwich                                              9,110(6)                            *

All Current Directors
and Executive Officers as a
Group (7 individuals)                                      2,737,263(7)                         49.3%


-------------------------


*Represents less than 1% of the class.

(1) See Note (2) to the table under "Voting Securities, Voting Rights and Principal Security Holders."

(2) Includes currently exercisable options to acquire 9,000 shares of Common Stock.

(3) Includes 6,000 shares held in the name of Gallop, Johnson & Neuman, L.C., the law firm of which Mr. Gallop is Chairman, and currently exercisable options to acquire 9,000 shares of Common Stock.

(4) See Note (1) to the table under "Voting Securities, Voting Rights and Principal Security Holders."

(5) Includes currently exercisable options to acquire 3,375 shares of Common Stock.

(6)      Includes 2,550 shares held in joint tenancy with William T.
         and Joanne T. Bonwich, parents of Mr. Bonwich, the equivalent of 609 shares held in the Company's 401(k) Plan, and currently exercisable options to acquire 2,750 shares of Common Stock.

(7) Includes currently exercisable options to acquire 51,125 shares of Common Stock.

                   PROPOSAL 1 - ELECTION OF CLASS A DIRECTORS

                  INFORMATION ABOUT THE NOMINEES AND DIRECTORS
                              CONTINUING IN OFFICE

         The Company's Amended and Restated By-laws currently provide for three classes of directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class C and Class A directors expire in 1999 and 2000, respectively. The Board of Directors has nominated F. Gilbert Bickel III and Michael J. Mellinger, who are the current Class A directors, for a term expiring at the annual shareholders meeting in 2001. The following table lists the principal occupation of each of the nominees and the present directors continuing in office for at least the last five years, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a director (each serving continuously since first elected or appointed), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.

                                                                                                Service as
         Name             Age              Principal Occupation                               Director Since
         ----             ---              --------------------                               --------------
CLASS A NOMINEES--

Gilbert Bickel III        53                  Vice President since April 1988 of Merrill            1979
                                              Lynch, Pierce, Fenner & Smith, Incorporated,
                                              a full-service brokerage firm.  Treasurer of
                                              the Company from 1984 to April 1992;
                                              Director of St. John's Bancshares, Inc. and
                                              Front Office Technologies, Inc.

Michael J. Mellinger       48                 Chairman of the Board since April 1992                1975
                                              and President and Chief Executive Officer
                                              of the Company since 1975; Treasurer of
                                              the Company from April 1992 to February 1995.

CLASS B DIRECTORS--

Carole Cotton(1)           51              President, since November 1990, of CCA                  1992
                                           Consulting, Inc., a management consulting
                                           and research firm which focuses exclusively
                                           on the information technology market in
                                           education. Such firm also publishes annual
                                           syndicated studies and produces national
                                           conferences on both the K-12 and higher
                                           education markets.  Ms. Cotton also provided
                                           consulting services to the Company with such
                                           firm's predecessors since 1986.

Donald P. Gallop(1)        65              Attorney-at-law and Chairman of the law                 1992
                                           firm of Gallop, Johnson & Neuman, L.C. for
                                           more than the last five years; Director of Falcon
                                           Products, Inc., and Magna Group, Inc.


CLASS C DIRECTOR--

Howard L. Wood             58              Vice Chairman and Director, since November              1992
                                           1992, of Charter Communications, Inc., a
                                           multiple system cable television operator.
                                           Co-founder and Managing Partner of Charter
                                           Communications Group, which was formed in
                                           November 1992 for the purpose of acquiring
                                           and managing cable television properties,
                                           Chief Executive Officer of Cencom Cable
                                           Associates, Inc., a provider of cable television
                                           services from January 1987 to November 1992,
                                           its Chief Financial Officer from July 1987 to
                                           January 1989 and a director from July 1987
                                           to November 1992.


______________
(1) See "Compensation Committee Interlocks and Insider Participation" for further information.

                   INFORMATION CONCERNING BOARD OF DIRECTORS

         During fiscal 1997, four meetings of the Board of Directors were held. During such fiscal year, each director attended 75% or more of the aggregate of
(i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served.

         The Board of Directors of the Company has a standing Audit Committee consisting of Ms. Cotton and Messrs. Bickel, Gallop and Wood, and a standing Compensation Committee consisting of Ms. Cotton and Mr. Gallop. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent public accountants. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the compensation of directors and executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans. During fiscal 1997, two Audit Committee meetings and two Compensation Committee meetings were held.

         The Company has no standing nominating committee or other committee performing a similar function.

                                 DIRECTOR FEES

         The Company pays an annual fee of $10,000 to directors who are not employees of the Company. In addition, the Company pays non-employee directors $1,000 for each Board of Directors meeting attended in person, $500 for each telephonic Board meeting attended and $500 for each committee meeting attended. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors' fees of $61,000 were paid during fiscal 1997.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         During fiscal year 1997, the Company paid $34,500 to CCA Consulting, Inc., which provided the Company with two studies of the information technology market in K-12 and higher education. Carole Cotton, a director of the Company, is the President of CCA Consulting, Inc., which is expected to provide consulting services to the Company in the future.

         Donald P. Gallop, a director of the Company, is Chairman of the law firm of Gallop, Johnson & Neuman, L.C. which provided legal services to the Company during the fiscal year ended September 30, 1997, and is expected to provide legal services to the Company in the future.


                             EXECUTIVE COMPENSATION

         The following information is given for the fiscal years ended September 30, 1997, 1996 and 1995, concerning annual and long-term compensation for services rendered to the Company and its subsidiaries by the Company's Chief Executive Officer and up to the four most highly compensated executive officers of the Company whose total salary and bonuses exceeded $100,000 (the "named executive officers").

                                                                        SUMMARY COMPENSATION TABLE
                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                       --------------------------
                                              ANNUAL COMPENSATION                  AWARDS
                                     -------------------------------------------------------------------
                                                                       OTHER ANNUAL       SECURITIES        ALL OTHER
                                                             BONUS     COMPENSATION       UNDERLYING       COMPENSATION
 NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)     ($)(1)    ($) (2)        OPTIONS/SARS(#)(3)   ($) (2)(4)
 ---------------------------         -----    ----------     ------    ------------   ------------------   ------------
 MICHAEL J. MELLINGER                1997       400,000        -0-           --              3,000             1,500
 CHAIRMAN OF THE BOARD,              1996       277,956      255,230         --              3,000             1,500

 PRESIDENT, AND CHIEF                1995       269,860      196,450         --              3,000             1,500
 EXECUTIVE OFFICER

 KATHARINE W. BIGGS                  1997       120,000        -0-           --              2,000             1,710
 VICE PRESIDENT,                     1996       105,000       31,649         --              1,875             1,680
 CHIEF FINANCIAL                     1995        92,700       33,639         --              1,500             1,635
 OFFICER AND TREASURER

 JOSEPH M. BONWICH(6)                1997       105,000       10,000         --              2,000             2,040
 VICE PRESIDENT                      1996        90,000       25,825         --               750              2,040
                                     1995            --           --         --                 --                --

(1) Executive officers of the Company, other than Mr. Mellinger, are entitled to receive bonuses annually at the discretion of the Board of Directors of the Company. Amounts are earned and accrued during the fiscal years indicated, and are paid subsequent to the end of each fiscal year. Mr. Mellinger received bonuses equivalent to 0%, 3.5%, and 3.4% of the Company's income before income tax for the years ended September 30, 1997, 1996 and 1995. See "Employment Agreement" below regarding Mr. Mellinger's employment agreement with respect to his future bonuses, if any.

(2) The named executive officers received certain perquisites during fiscal 1997, none of which in the aggregate exceeded the lesser of $50,000 or 10% of such officer's total salary and bonus for such fiscal year.

(3) The number of shares has been adjusted to reflect the stock dividend paid on August 19, 1996.

(4) Includes matching Company contributions to the Company's 401(k) Profit Sharing Plan of $1,500 each for Mr. Mellinger, Ms. Biggs and Mr. Bonwich and matching Company contributions to the Company's Stock Purchase Plan of $210 for Ms. Biggs and $540 for Mr. Bonwich.

(6)      Mr. Bonwich became an executive officer during fiscal 1996.

                                                  OPTION/SAR GRANTS IN THE LAST FISCAL YEAR(1)

                                                                                                POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF STOCK PRICE
                                                   INDIVIDUAL GRANTS                           APPRECIATION FOR OPTION TERM(5)
                             -----------------------------------------------------------------------------------------------------
                               NUMBER OF
                               SECURITIES
                               UNDERLYING       % OF TOTAL
                               OPTIONS/        OPTIONS/SARS
                                 SARS           GRANTED TO         EXERCISE OR
                                GRANTED        EMPLOYEES IN        BASE PRICE       EXPIRATION   0%          5%       10%
        NAME                      #             FISCAL YEAR        ($/SH)(4)        DATE        ($)          ($)       ($)
        ----                    ------          -----------        ---------       -----        ----        -----     ------
 Michael J. Mellinger          3,000(2)          15.0%           13.625            11/21/00     -0-        8,820       18,960
 Katharine W. Biggs            2,000(3)          10.0%           13.625            11/21/01     -0-        7,520       16,640
 Joseph M. Bonwich             2,000(3)          10.0%           13.625            11/21/01     -0-        7,520       16,640

____________________________________

(1) This table and the table on page 12 have been adjusted for the 1996 stock dividend.

(2) The option listed was granted on November 21, 1996, to Mr. Mellinger in his capacity as director of the Company under the Company's
       Director Stock Option Plan and became fully exercisable six months after the date of grant.

(3) The option listed was granted on November 21, 1996, to each vice president under the Company's 1992 Stock Option Plan and becomes fully exercisable two years after the date of grant.

(4) Exercise or base price is equal to the closing sales price as reported on the Nasdaq Stock Market (NASDAQ National Market System) on the date of grant.

(5) The dollar amounts under these columns result from calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                         NUMBER OF
                                                                         SECURITIES        VALUE OF
                                                                         UNDERLYING      UNEXERCISED
                                                                        UNEXERCISED      IN-THE-MONEY
                                          SHARES                        OPTIONS/SARS     OPTIONS/SARS
                                         ACQUIRED          VALUE        AT FY-END (#)    AT FY-END ($)
                NAME                   ON EXERCISE (#)    REALIZED ($)   EXERCISABLE/     EXERCISABLE/
                ----                   ---------------    ------------  UNEXERCISABLE    UNEXERCISABLE
                                                                        -------------    -------------
 Michael J. Mellinger                     3,000           14,438          12,000/0         59,391/0
 Katharine W. Biggs                        -0-              -0-         1,500/3,875     11,907/11,203
 Joseph M. Bonwich                         -0-              -0-         2,750/2,000      5,557/15,776

EMPLOYMENT AGREEMENT

         The Company is a party to an employment agreement with Mr. Mellinger, which agreement expires September 30, 2002 (the "Employment Agreement"), with an automatic five-year renewal, unless terminated by Mr. Mellinger or the Company upon the occurrence of certain events. Pursuant to the Employment Agreement, Mr. Mellinger has agreed to serve as the President and Chief Executive Officer of the Company in exchange for annual base compensation of $400,000 (the "Base Compensation"), as may be increased each fiscal year by the Board of Directors and payable no less frequently than monthly. For fiscal 1997 and thereafter, Mr. Mellinger's bonus, if any, shall be determined in accordance with the terms of a formula (the "Bonus Formula") to be determined
for each fiscal year by the Compensation Committee.   For the fiscal year
ending September 30, 1997, the bonus will be in the amount of 10% of the increase in Employer's income before income taxes and bonuses for such fiscal year compared to the prior fiscal year, determined by the Company's independent auditors in accordance with generally accepted accounting principles, consistently applied, and payable within ninety (90) days of the end of such
fiscal year.   The Employment Agreement provides that Mr. Mellinger is entitled to an additional bonus of (i) 150% of the Base Compensation in the event Mr. Mellinger's employment with the Company is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities of Mr. Mellinger (collectively, "Termination") within one year following a "Change in Control" (as defined in the Employment Agreement), (ii) 100% of Base Compensation if Termination occurs within the second year following a Change in Control, and
(iii) 50% of Base Compensation if Termination occurs within the third year following a Change in Control.

                         COMPENSATION COMMITTEE REPORT


     The Compensation Committee is committed to providing a comprehensive compensation package designed to attract and retain superior executive officers, instill a long-term commitment to the Company and insure that the interests of management and the Company's shareholders are aligned. With this in mind, the Compensation Committee's principal objective is to link executive compensation to corporate performance. The Committee's compensation policies include the following:


-       establishing compensation levels competitive with those of the
               Company's competitors and other information systems integrators and providers of information services software and networking services;

-     balancing short-term and long-term goals and performance of both the
               Company and individual executive officers;

- limiting the cost of compensation to levels which are consistent with the Company's financial performance; and

-       providing executive officers who demonstrate their commitment to the Company with opportunities to build capital value through stock options.


     The Compensation Committee continues to monitor qualifying compensation paid to the Company's executive officers with respect to its deductibility under
Section 162(m) of the Internal Revenue Code.

     Given the Compensation Committee's policies, the executive officers' compensation package primarily includes three elements: (1) base salary; (2) annual cash bonuses; and (3) stock options.

BASE SALARIES

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the relevant competitive marketplace for executive management, including a comparison to a self-selected group of the Company's competitors and other information systems integrators and providers of information services software and networking services. The comparison group in any given year may not be the same as in previous years, particularly as the Company's competitors change and the library automation industry continues to consolidate. When determining base salary, the Compensation Committee also takes into account other aspects of the entire compensation package afforded by the

Company to the individual officer, which include Company matching contributions under the 401(k) Profit Sharing Plan and the Stock Purchase Plan, and certain perquisites.

     Base salaries are reviewed annually and adjusted after consideration of the Company's performance for the year and the individual executive's contribution to that performance and achievement of individual performance objectives. In reviewing individual performance of the executive officers (other than the Chief Executive Officer), the Compensation Committee takes into account the views of Michael J. Mellinger, President and Chief Executive Officer, which views typically are subjective, such as his expectation of changes in the officer's functional responsibility.

     Under the terms of the Employment Agreement, Mr. Mellinger's base salary for the fiscal year ended September 30, 1997, was set at $400,000 which reflects a raise of 43.9%. The Employment Agreement provides that the Compensation Committee may raise Mr. Mellinger's base salary after considering his individual performance, the total compensation paid to the chief executive officers of similar companies of comparable size to the Company's and such other factors deemed relevant by the Board of Directors of the Company.

     In determining Mr. Mellinger's base salary for fiscal 1997, the Compensation Committee recognized that during fiscal 1996 the Company realized record revenues, earnings and earnings per share, marking the tenth consecutive year of record earnings. In addition The Company signed thirty-five new contracts, the second largest number in one fiscal year in the Company's history; held the rate of growth of salary and general and administrative expenses below the rate of growth of revenues; upgraded the Company's network backbone to ATM (Asynchronous Transfer Mode); and increased staffing hours at the St. Louis headquarters' customer support desk to twenty-four hours per day, seven days per week.


ANNUAL BONUSES

     For fiscal 1997, the Compensation Committee determined bonuses for the Company's executive officers (excluding the Chief Executive Officer) based on formulas which provided for each officer to receive a bonus linked to performance in his or her area of responsibility. Performance was measured against both corporate and departmental goals that were established at the beginning of fiscal 1997. Total bonuses paid to these officers equaled less than one quarter of 1% of the Company's income before income taxes.

     In determining whether or not to pay Mr. Mellinger a bonus, the Compensation Committee considered the Company's financial performance and its progress toward meeting other non-financial goals during fiscal 1997. Although the Company realized record earnings for the eleventh consecutive year, financial performance fell short of the Company's goal of growth in revenues, earnings and earnings per share. The Committee recognizes that during fiscal 1997 the Company released DRA Web2, a powerful retrieval device that incorporates the object-oriented technology of the Company's new Taos product line, but experienced some slowdowns in other areas of product development due primarily to staff changes throughout the year. Based upon these factors, the Compensation Committee recommended and the Board of Directors concurred that Mr. Mellinger not be awarded a bonus for fiscal 1997.

STOCK OPTIONS

     In connection with its initial public offering in July 1992, the Company began providing forms of equity participation as a key part of its overall compensation program designed to provide its executive officers and other key employees with incentives to maximize the Company's long-term financial performance and align their interests with those of the Company's shareholders. Through the Data Research Associates, Inc. 1992 Stock Option Plan (the "1992 Plan"), the Company has encouraged its executives to acquire and hold the Company's Common Stock. Executive officers, along with all of the Company's other employees, also are eligible to participate in the Data Research Associates, Inc. Stock Purchase Plan, an ongoing stock acquisition program under which an employee may defer a portion of his or her salary and receive matching Company contributions to acquire shares of Common Stock.

     In fiscal 1992, the Committee granted options to purchase Common Stock under the 1992 Plan at an exercise price equal to the initial public offering price to certain of its executive officers. In determining whether and how many options should be granted, the Committee considered the seniority of and the amount of Common Stock already held by each of the executive officers. In fiscal 1997 the Compensation Committee granted options under the 1992 Plan equally to each of the Company's executive officers (excluding the Chief Executive Officer).

                                        Respectfully submitted,

                                        COMPENSATION COMMITTEE OF THE BOARD OF
                                        DIRECTORS OF DATA RESEARCH ASSOCIATES,
                                        INC.

                                        CAROLE COTTON
                                        DONALD P. GALLOP

                               PERFORMANCE GRAPH


       Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total returns of the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Computer and Data Processing Stocks.





                                    [GRAPH]

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Pursuant to an equipment lease which expired on April 15, 1996, the Company leased its office phone equipment from Davandy Management, Inc. ("Davandy"). Upon expiration of the lease the Company did not exercise its option to purchase the equipment at fair market value but has continued to lease the equipment on a month-to-month basis at a monthly rate of $1,640. During fiscal 1997, Davandy received $19,680 in payments from the Company for the use of such equipment. Michael J. Mellinger, the Company's President and Chief Executive Officer, is the president and sole shareholder of Davandy.

     Management of the Company believes that the terms and conditions of the above-described transactions and those described under the heading "Compensation Committee Interlocks and Insider Participation" were no less favorable to the Company than those which would have been available to the Company in comparable transactions with unaffiliated persons.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. There are no known failures to file any forms required under Section 16(a). Based on review of the copies of such forms furnished to the Company, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1997.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended September 30, 1997, and for a number of years prior thereto, and the Board of Directors has selected this firm to serve as independent auditors for the fiscal year ending September 30, 1998. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions from shareholders.


                                 ANNUAL REPORT

     The Annual Report of the Company for fiscal 1997 accompanies this notice.


                      FUTURE PROPOSALS OF SECURITY HOLDERS

     All proposals of security holders intended to be presented at the 1999 annual meeting of shareholders must be received by the Company not later than September 4, 1998, for inclusion in the Company's 1999 Proxy Statement and form of proxy relating to such meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the person named in the solicited proxy to vote the proxy on such matters in accordance with his judgment.

                                 MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Shareholders are urged to mark, sign, date and send in their proxies without delay.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING RELATED FINANCIAL STATEMENT SCHEDULES) IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, DATA RESEARCH ASSOCIATES, INC., 1276 NORTH WARSON ROAD, ST. LOUIS, MISSOURI 63132.

                                             By Order of the Board of Directors


                                                             POLLY C. MELLINGER
                                                                     Secretary


St. Louis, Missouri
January 2, 1998

                        DATA RESEARCH ASSOCIATES, INC.

            This proxy is solicited by the Board of Directors for
                   the 1998 Annual Meeting of Shareholders


        The undersigned hereby appoints Michael J. Mellinger, the true and lawful attorney-in-fact, agent and proxy of the undersigned to vote at the Annual Meeting of Shareholders of Data Research Associates, Inc. to be held on Wednesday, February 11, 1998, commencing at 4:00 p.m. at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105 and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following as more fully set forth in the Proxy Statement of the Company dated, January 2, 1998:

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS A DIRECTORS UNDER PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------


Directors recommend a vote FOR
1.  Election of Class A Directors:             For     Withhold      For All
    Nominees:  Michael J. Mellinger            All        All         Except
               F. Gilbert Bickel III           / /        / /          / /

    ---------------------------------
    (Except Nominee(s) written above)


2.  In his discretion with respect to such
other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of copies of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 2, 1998 and the Annual Report of the Company for fiscal 1997.


                Dated:                                 , 1998
                      ---------------------------------


Signature(s)
            -----------------------------------------------

-----------------------------------------------------------

Please sign name(s) exactly as it appears on the proxy. In the case of joint holders, all should sign. Executors, administrators, trustees and attorneys-in-fact should so indicate when signing. If executed by a corporation, this proxy should be signed by a duly authorized officer. If executed by a partnership, this proxy should be signed by an authorized partner.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE